SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

March 28, 2022

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BLL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated March 28, 2022

Item 8.01Other Events.

Ball Corporation Announces Decision to Leave Russia.

Ball Corporation (the “Company”) continues to be deeply troubled by the war in Ukraine. In addition to suspending future investments in Russia—a decision we shared last week—we have made the decision to reduce operations immediately at our three manufacturing facilities in Russia and are pursuing the sale of our Russian business to a new owner.

In 2021, our Russian business represented approximately 4 percent of the company’s total net sales and 8 percent of the company’s total comparable operating earnings. In addition, our plants in Russia produced approximately 5 percent of the company’s 112.5 billion global beverage can unit shipments during 2021.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01Financial Statements and Exhibits

Exhibits.

January 26, 2022, the Company’s Board of Directors declared a cash dividend of 20 cents per share, payable March 15, 2022, to shareholders of record as of March 1, 2022. The cash dividend authorization is described in the press release dated January 26, 2022, and attached hereto as Exhibit 99.1.

The following are furnished as exhibits to this report:

Exhibit 99.1	Ball Corporation Press Release dated March 28, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President and General Counsel

Date: March 28, 2022

Ball Corporation

Form 8-K

March 28, 2022

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated March 28, 2022	99.1